AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) is dated May 7, 2025 and amends that certain Employment Agreement entered into as of December 6, 2023 (the “Employment Agreement”), by and COMPASS Pathways, Inc. (the “Company”), a Delaware corporation with a principal place of business at 44 West 37th Street, 7th Floor New York, NY 10018, and Teri Loxam, residing at xxxxxxx (the “Employee” or “you”; collectively with the Company, the “Parties”; each of the Parties referred individually as “Party”).

RECITALS

WHEREAS, the Company and the Employee previously entered into the Employment Agreement;

WHEREAS, pursuant to Section 12 of the Employment Agreement, the Employment Agreement can be amended or modified by a written instrument signed by the Company and the Employee; and

WHEREAS, the Company and the Employee desire to amend the Employment Agreement, as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Amendment to Employment Agreement.

(a)Section 3 of the Employment Agreement is hereby amended by adding the following paragraphs at the end thereof:

“In the event of a CIC Qualifying Termination, each of Employee’s then outstanding unvested Time-Based Equity Awards shall accelerate and immediately become fully vested (and, if applicable, exercisable) with respect to 100% of the shares subject thereto, effective as of the Termination Date.
“Time-Based Equity Awards” means all options to purchase ordinary shares (or American Depositary Shares) of the Company, restricted share units, and all other share-based awards granted to Employee, including but not limited to share bonus awards, restricted share and share appreciation rights, but in each case, excluding awards that vest based upon the satisfaction of performance criteria.
“CIC Qualifying Termination” means a termination of Employee’s employment on or within twelve (12) months following a Sale Event (as defined in the Compass Pathways plc 2020 Share Option and Incentive Plan) resulting from (i) the Company (or its successor thereto) terminating the Employee’s employment without Cause or (ii) Employee terminating his or her employment with the Company (or its successor) for Good Reason. For the avoidance of doubt, a termination or resignation due to Employee’s death or Disability shall not constitute a CIC Qualifying Termination.”
3.    Amendment; Entire Agreement. Except as herein modified or amended, no other term or provision of the Employment Agreement is amended or modified in any respect and, to the extent the terms of the Amendment conflict with the terms of the Employment Agreement, this Amendment shall control. The Employment Agreement, as amended by this Amendment, constitutes

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the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior oral and written agreements, understandings, negotiations, and discussions relating to the subject matter hereof. The Employment Agreement, as amended by this Amendment, cannot be further modified or amended except as set forth in Section 12 of the Employment Agreement. The waiver of any provision of this Amendment shall not constitute a waiver of any other provisions and, unless otherwise stated, shall not constitute a continuing waiver.

4.    Governing Law. This Amendment will be governed by the laws of the Commonwealth of Pennsylvania (with the exception of its conflict of law provisions).

5.    Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

EMPLOYEE:	COMPASS PATHWAYS, INC.: /s/ Kabir Nath
/s/ Teri Loxam	By: KABIR NATH Title: Chief Executive Officer

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